                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.   20549



                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): DECEMBER 18, 1997



                       PIONEER NATURAL RESOURCES COMPANY
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)




           DELAWARE                      1-13245              75-2702753
------------------------------------  ---------------  ------------------------
 (State or other jurisdiction of         Commission        (I.R.S. Employer
 incorporation or organization)          File Number    Identification Number)




1400 WILLIAMS SQUARE WEST, 5205 N. O'CONNOR BLVD., IRVING, TEXAS      75039
----------------------------------------------------------------   -----------
           (Address of principal executive offices)                 (Zip code)



      Registrant's Telephone Number, including area code:  (972) 444-9001


                                Not applicable
             ----------------------------------------------------
             (Former name, former address and former fiscal year,
                        if changed since last report)

                       PIONEER NATURAL RESOURCES COMPANY

                               TABLE OF CONTENTS


                                                                                                   Page
                                                                                                   ----
         Item 2.  Acquisition of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3

         Item 5.  Other Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3

         Item 7.  Financial Statements and Exhibits:
           Preliminary Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4

           Unaudited Pro Forma Combined Financial Statements of Pioneer Natural Resources Company:

              Unaudited Pro Forma Combined Balance Sheet of Pioneer Natural Resources
                Company as of September 30, 1997  . . . . . . . . . . . . . . . . . . . . . . .      6
              Unaudited Pro Forma Combined Statement of Operations of Pioneer Natural
                Resources Company for the nine months ended September 30, 1997  . . . . . . . .      7
              Unaudited Pro Forma Combined Statement of Operations of Pioneer Natural
                Resources Company for the year ended December 31, 1996  . . . . . . . . . . . .      8

           Unaudited Pro Forma Financial Statements of Pioneer Natural Resources Company:

              Unaudited Pro Forma Statement of Operations of Pioneer Natural Resources
                Company for the nine months ended September 30, 1997  . . . . . . . . . . . . .      9
              Unaudited Pro Forma Statement of Operations of Pioneer Natural Resources
                Company for the year ended December 31, 1996  . . . . . . . . . . . . . . . . .     10
              Unaudited Pro Forma Adjusted Statement of Operations of Pioneer Natural
                Resources Company for the year ended December 31, 1996  . . . . . . . . . . . .     11
              Unaudited Pro Forma Statement of Operations of Mesa Inc. for the year ended
                December 31, 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12

           Unaudited Pro Forma Financial Statements of Chauvco Resources, Ltd.:

              Unaudited Pro Forma Balance Sheet of Chauvco Resources Ltd. as of
                 September 30, 1997 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     13
              Unaudited Pro Forma Statement of Operations of Chauvco Resources Ltd.
                for the nine months ended September 30, 1997  . . . . . . . . . . . . . . . . .     14

           Notes to Unaudited Pro Forma Combined Financial Statements . . . . . . . . . . . . .     15

         Exhibits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26

ITEM 2.   ACQUISITION OF ASSETS

     On September 3, 1997, Pioneer Natural Resources Company ("Pioneer") entered into an agreement (the "Combination Agreement") to acquire the Canadian and Argentine oil and gas businesses of Chauvco Resources Ltd. ("Chauvco"), a publicly traded independent oil and gas company based in Calgary, Canada (the "Transaction"), and to spin-off to Chauvco shareholders Chauvco's Gabonese oil and gas operations and other international interests through Chauvco's existing subsidiary, Chauvco Resources International Ltd. ("CRI"). The Transaction was completed on December 18, 1997.

     In accordance with the Combination Agreement, each holder of Chauvco common shares ("Chauvco Shareholder") received for each Chauvco common share held (i) one share of CRI and (ii) in certain cases, at the election of the Chauvco Shareholder, either the number of Pioneer common shares or shares exchangeable into Pioneer shares ("Exchangeable Shares") or a combination of both determined by multiplying each Chauvco common share held by an exchange ratio of 0.493827. In total, the acquisition consideration paid to the shareholders of Chauvco was approximately $946 million, consisting of the issuance of 14,015,010 shares of Pioneer common stock and 10,901,924 Exchangeable Shares and the assumption of $228 million of long-term debt. Cash payments were made in lieu of issuing fractional shares.

     For a detailed description of the assets acquired and liabilities assumed from Chauvco, see the Joint Management Information Circular and Proxy Statement dated November 14, 1997 incorporated herein by reference. In accordance with the provisions of Accounting Principles Board No. 16, "Business Combinations," ("APB 16"), the Transaction was treated as an acquisition of Chauvco by Pioneer. See "Item 7. Financial Statements and Exhibits" for the preliminary allocation of the total purchase price of Chauvco to the acquired assets and liabilities based upon the estimated fair values assigned to each of the significant assets acquired and liabilities assumed. Any future adjustments to the allocation of the purchase price are not anticipated to be material to Pioneer's financial statements.

ITEM 5.   OTHER EVENTS

     Tender Offer for Senior Subordinated Notes. On November 14, 1997, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, announced an offer to purchase for cash any and all of its $264 million 11 5/8% Senior Subordinated Discount Notes Due 2006 ("11 5/8% Notes") and its $325 million 10 5/8% Senior Subordinated Notes Due 2006 ("10 5/8% Notes") (collectively the "Mesa Notes") for a purchase price of $1,171.40 and $829.90, respectively, per $1,000 tendered plus any interest accrued on the 10 5/8% Notes (the "Tender Offer"). As of December 15, 1997, the offer expiration date, the respective Mesa Note holders had tendered approximately $319.1 million, or 98%, of the 10 5/8% Notes and approximately $241.5 million, or 91%, of the 11 5/8% Notes. On December 18, 1997, Pioneer USA paid holders an aggregate of approximately $574.3 million for the principal amount tendered on the Mesa Notes, and Pioneer USA paid to the holders of the 10 5/8% Notes accrued interest through the payment date of the Tender Offer of approximately $15.7 million. As a result of the Tender Offer, Pioneer will recognize after-tax extraordinary loss on early extinguishment of debt of $11.9 million during the fourth quarter of 1997. Pioneer USA financed the purchase price of the Mesa Notes tendered in the offer with borrowings under its bank credit facility.

     In connection with the Tender Offer, the holders of the requisite percentage of each outstanding issue of Mesa Notes approved amendments to the respective indentures governing the Mesa Notes which eliminated or modified most of the restrictive covenants contained in the indentures. Such amendments became effective on December 18, 1997, upon completion of the Tender Offer.

     American Cometra Acquisition. On December 19, 1997, Pioneer completed the acquisition of assets in the East Texas Basin from affiliates of American Cometra, Inc. ("ACI") and Rockland Pipeline Co. ("Rockland"), both subsidiaries of Electrafina S.A. of Belgium ("American Cometra Acquisition"). The total consideration paid was approximately $126 million, consisting of $80 million in cash and 1.7 million shares of Pioneer's common stock. Pioneer acquired ACI's producing wells, acreage, seismic data, royalties and mineral interests, and Rockland's gathering system, pipeline and gas processing plant in the East Texas Basin. This acquisition establishes a critical mass and core area in the East Texas Basin for Pioneer and provides it with a major presence in the Cotton Valley Reef trend.

     1997 Asset Divestitures. During December 1997, Pioneer completed the sale of certain non-strategic properties for cash proceeds of approximately $103 million (the "1997 Asset Divestitures"). These divestitures involve approximately 800 properties and represent less than 3% of Pioneer's total reserve base and about 1% of Pioneer's daily production. Proceeds from these divestitures were primarily used to fund the American Cometra Acquisition described above.

     Credit Facility Agreements. On December 18, 1997, Pioneer amended and restated its domestic credit facilities ("United States Credit Facility") in order to substitute Pioneer as the borrower in place of Pioneer USA. The United States Credit Facility consists of two credit facility agreements. The primary facility provides for a $1.075 billion revolving line of credit with a maturity date of August 7, 2002. The additional facility provides for a $300 million line of credit with a maturity date of August 5, 1998. Advances on the United States Credit Facility bear interest, at the borrower's option, based on (a) the prime rate of NationsBank of Texas, N.A., (b) a Eurodollar rate (substantially equal to LIBOR), adjusted for the reserve requirement as determined by the Board of Governors of the Federal Reserve System with respect to transactions in Eurocurrency liabilities ("LIBOR Rate"), or (c) a competitive bid rate as quoted by the lenders electing to participate following the borrower's request. Advances that bear a LIBOR Rate have periodic maturities, at the borrower's option, of one, two, three, six, nine or twelve months. Advances that bear competitive bid rates have periodic maturities, at the borrower's option, of not less than 15 days nor more than 360 days. The interest rates on LIBOR Rate advances vary with interest rate margins ranging from 18 basis points to 45 basis points. The interest rate margin is determined by a grid based upon the long-term public debt rating of Pioneer's senior unsecured indebtedness. Pioneer's obligations are guaranteed by Pioneer USA and certain other U.S. subsidiaries, and are secured by a pledge of 65% of the capital stock of certain non-U.S. subsidiaries. The United States Credit Facility has been used to refinance the debt of Parker & Parsley Petroleum Company and MESA Inc. in their merger on August 7, 1997, to fund the offer to purchase the Mesa Notes, to fund the acquisition of assets from ACI and Rockland, and for other general corporate purposes. Pioneer also executed a $100 million note (the "Term Note"), dated as of December 22, 1997, payable to NationsBank of Texas, N.A. for use for working capital. The Term Note has a maturity date of April 1, 1999, and bears interest at the borrower's option, at the rates set forth in clauses (a) and (b) of this paragraph. Also on December 18, 1997, Pioneer refinanced all of Chauvco's outstanding debt by establishing a $290 million Canadian credit facility under which the borrower is Chauvco, and Pioneer and certain of its subsidiaries (not including Pioneer USA) provide guarantees.

     Restructuring. On December 30, 1997, Pioneer and Pioneer USA completed a restructuring that resulted in Pioneer becoming the primary obligor on the $28.4 million of Mesa Notes that were not tendered and on the $300 million of Parker & Parsley Petroleum Company's 8 7/8% Senior Notes Due 2005 and 8 1/4% Senior Notes Due 2007 ("Parker & Parsley Notes"). Pioneer USA has guaranteed the payment of principal and interest on the Parker & Parsley Notes, but has not guaranteed the Mesa Notes. The guarantee of the Parker & Parsley Notes will terminate if Pioneer USA is released from its guarantees of Pioneer's United States Credit Facility.

     Fourth Quarter Charges. During the fourth quarter of 1997, Pioneer will recognize certain charges which adversely affect Pioneer's financial results. In addition to the $11.9 million after-tax extraordinary loss related to the Tender Offer noted above, Pioneer estimates that it will recognize after-tax charges of between $7 - $10 million for the purchase of 3-D seismic data and approximately $3 million resulting from the write-off of an unsuccessful well in Guatemala. The decline of oil and gas prices during the fourth quarter of 1997 will also have an adverse effect on Pioneer's financial results.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

    In accordance with the Combination Agreement, each holder of Chauvco common shares received for each Chauvco common share held (i) one CRI Share and (ii) in certain cases, at the election of the Chauvco Shareholder, either the number of shares of Pioneer common stock or Exchangeable Shares, or a combination of both, determined by multiplying each Chauvco Common Share held by an exchange ratio of
 .493827. In total, 14,015,010 shares of Pioneer common stock and 10,901,924 Exchangeable Shares were issued upon completion of the Transaction. Cash payments were made in lieu of issuing approximately 89 fractional shares of Pioneer common stock and 18 fractional shares of Exchangeable Shares.

    In accordance with APB 16, the Transaction was treated as an acquisition of Chauvco by Pioneer. The value of Pioneer common stock for use in determining the aggregate purchase consideration allocated to the acquired assets and liabilities of Chauvco ("Consideration") is $27.625, which represents the market price of Pioneer common stock on December 18, 1997, the date of the shareholder vote for the Transaction (the "Chauvco Meeting").

    In August 1997, the stockholders of Pioneer's predecessor entities, Parker & Parsley Petroleum Company ("Parker & Parsley") and MESA Inc. ("Mesa"), approved an Amended and Restated Agreement and Plan of Merger ("Merger Agreement") that resulted in the formation of Pioneer ("Parker/Mesa Merger"). In accordance with the provisions of APB 16, the merger was treated as an acquisition of Mesa by Parker & Parsley. As a result, the historical financial statements of Pioneer are those of Parker & Parsley and present the addition of Mesa's assets and liabilities as an acquisition by Pioneer in August 1997, and all references to Pioneer contained herein are references to Parker & Parsley for dates prior to the Parker/Mesa Merger.

    The unaudited pro forma combined balance sheet and statements of operations have been prepared to give effect to certain transactions as described below.

    The unaudited pro forma combined balance sheet of Pioneer as of September 30, 1997 has been prepared to give effect to the Transaction as if such transaction had occurred on September 30, 1997. In accordance with the provisions of APB 16, the Transaction has been accounted for as a purchase of Chauvco by Pioneer.

    The unaudited pro forma combined statements of operations of Pioneer for the nine months ended September 30, 1997 and for the year ended December 31, 1996 have been prepared to give effect to the Transaction, Parker/Mesa Merger and certain events described below for Pioneer, Chauvco and Mesa as if the Transaction, Parker/Mesa Merger and such events had occurred on January 1, 1996.

    Pro Forma Pioneer has been prepared to give effect to the acquisition of Pro Forma Mesa by Adjusted Pioneer, both as defined below.

    Pro Forma Chauvco has been prepared to give effect to the distribution of CRI Shares and the rights to the Alliance Pipeline to the Chauvco Shareholders.

    Adjusted Pioneer has been prepared to give effect to (i) the sale of certain wholly-owned Australian subsidiaries in March 1996 and the sale of Bridge Oil Timor Sea, Inc. in June 1996 (collectively, the "Australasian Assets Sold"), (ii) the aggregate effect of the sale of certain nonstrategic domestic oil and gas properties, gas plants, contract rights and related assets sold during the period from January 2, 1996 to December 31, 1996 (collectively, the "1996 Assets Sold") and (iii) the exchange of Pioneer's
    6 1/4% Cumulative Monthly Income Convertible Preferred Shares ("Preferred Shares") to Pioneer common stock in August 1997.

    Pro Forma Mesa has been prepared to give effect to the Recapitalization (as described in Note 1. of Notes to Unaudited Pro Forma Combined Financial Statements), which entailed issuing $265 million in new preferred equity and repaying and refinancing substantially all of Mesa's $1.2 billion of then existing long-term debt, and the Greenhill acquisition, including additional borrowings to finance such acquisition.

    The historical consolidated financial statements for Chauvco and CRI were prepared under Canadian GAAP and in Canadian dollars. For these unaudited pro forma combined financial statements, the historical financial information of Chauvco, CRI and the Alliance Pipeline project have been converted to U.S. dollars using the period end exchange rate for the balance sheet and the average exchange rate for the statements of operations for the respective periods. These unaudited pro forma combined financial statements also contain certain adjustments to conform the historical Chauvco financial statements to U.S. GAAP and successful efforts method of accounting as used by Pioneer after eliminating the balances or activity associated with CRI and the Alliance Pipeline. In addition, certain reclassifications have been made to Chauvco's historical consolidated financial statements to conform to Pioneer's financial statement presentation.

    The unaudited pro forma combined financial statements included herein are not necessarily indicative of the results that might have occurred had the transactions taken place at the beginning of the period specified and are not intended to be a projection of future results. In addition, future results may vary significantly from the results reflected in the accompanying unaudited pro forma combined financial statements because of normal production declines, changes in product prices, future acquisitions and divestitures, future development and exploration activities, and other factors.

    The following unaudited pro forma combined financial statements should be read in conjunction with (i) the Consolidated Financial Statements (and the related notes) of Pioneer included in its Quarterly Report on Form 10-Q for the nine months ended September 30, 1997, (ii) the Consolidated Financial Statements (and the related notes) of both Parker & Parsley and Mesa included in their respective Annual Reports on Form 10-K and Form 10-K/A for the year ended December 31, 1996 and their respective Quarterly Reports on Form 10-Q for the three months ended March 31, 1997 and the six months ended June 30, 1997 and (iii) the Consolidated Financial Statements (and the related notes) of Chauvco for the nine months ended September 30, 1997 and for the three-year period ended December 31, 1996.

                       PIONEER NATURAL RESOURCES COMPANY

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                                 (in thousands)

                                                          ASSETS

                                                                                       Pro Forma
                                                                        Pro Forma      Combined       Pro Forma
                                                            Pioneer       Chauvco     Adjustments     Combined
                                                          ------------  -----------   -----------    -----------
Current assets:
   Cash and cash equivalents                              $    40,631   $       431          (3)(a)   $    41,059
   Restricted cash                                              1,716           -                           1,716
   Accounts receivable                                        128,093        38,256                       166,349
   Inventories                                                  6,839         1,875                         8,714
   Deferred income taxes                                        3,600           -                           3,600
   Other current assets                                         5,073         1,444                         6,517
                                                          -----------   -----------                   -----------

       Total current assets                                   185,952        42,006                       227,955
                                                          -----------   -----------                   -----------

Property, plant and equipment, at cost:
   Oil and gas properties, using the successful
     efforts method of accounting:
       Proved properties                                    3,994,707       792,653    (164,554)(a)     4,622,806
       Unproved properties                                     83,402        33,129     401,462 (a)       517,993
   Accumulated depletion, depreciation and
     amortization                                            (554,132)     (310,954)    310,954 (a)      (554,132)
                                                          -----------   -----------                   -----------

                                                            3,523,977       514,828                     4,586,667
                                                          -----------   -----------                   -----------

Other property and equipment, net                              35,736         6,085                        41,821
Other assets, net                                              51,078        22,700                        73,778
                                                          -----------   -----------                   -----------

                                                          $ 3,796,743   $   585,619                   $ 4,930,221
                                                          ===========   ===========                   ===========


                                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current maturities of long-term debt                   $    11,116   $    19,545                   $    30,661
   Undistributed unit purchases                                 1,716           -                           1,716
   Accounts payable                                            76,698        33,423                       110,121
   Domestic and foreign income taxes                               52           161                           213
   Other current liabilities                                   46,995           -                          46,995
                                                          -----------   -----------                   -----------

       Total current liabilities                              136,577        53,129                       189,706
                                                          -----------   -----------                   -----------

Long-term debt, less current maturities                     1,601,145       208,653      30,000 (a)     1,839,798
Other noncurrent liabilities                                  127,614         7,808                       135,422
Deferred income taxes                                         213,300        52,290      93,268 (a)       358,858

Stockholders' equity:
   Common stock                                                   745       108,836    (108,587)(a)           994
   Additional paid-in capital                               1,626,487           -       688,081 (a)     2,314,568
   Unearned compensation                                      (17,316)          -                         (17,316)
   Retained earnings                                          108,191       154,903    (154,903)(a)       108,191
                                                          -----------   -----------                   -----------
       Total stockholders' equity                           1,718,107       263,739                     2,406,437
                                                          -----------   -----------                   -----------
Commitments and contingencies
                                                          -----------   -----------                   -----------
                                                          $ 3,796,743   $   585,619                   $ 4,930,221
                                                          ===========   ===========                   ===========


  See accompanying notes to unaudited pro forma combined financial statements.

                       PIONEER NATURAL RESOURCES COMPANY

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                     (in thousands, except per share data)




                                                                                      Pro Forma
                                                       Pro Forma      Pro Forma       Combined        Pro Forma
                                                         Pioneer        Chauvco      Adjustments      Combined
                                                       ------------   -----------    -----------     -----------
Revenues:
   Oil and gas                                         $   558,600    $  111,272                     $   669,872
   Interest and other                                        5,671         2,183                           7,854
   Gain on disposition of assets, net                        2,763           -                             2,763
                                                       -----------    ----------                     -----------

                                                           567,034       113,455                         680,489
                                                       -----------    ----------                     -----------
Cost and expenses:
   Oil and gas production                                  151,400        30,396                         181,796
   Depletion, depreciation and amortization                245,414        41,771         (3,597)(b)      283,588
   Impairment of long-lived assets                           2,907           -                             2,907
   Exploration and abandonments                             46,304           -            6,414(c)        52,718
   General and administrative                               62,765         5,246          7,003(d)        75,014
   Interest                                                 98,016         7,193          1,197(e)       106,406
   Other                                                     5,685           -                             5,685
                                                       -----------    ----------                     -----------

                                                           612,491        84,606                         708,114
                                                       -----------    ----------                     -----------
Income (loss) from continuing operations
   before income taxes                                     (45,457)       28,849                         (27,625)
Income tax benefit (provision)                              17,700        (5,667)           367(f)        12,400
                                                       -----------    ----------                     -----------

Income (loss) from continuing operations                   (27,757)       23,182                         (15,225)


Income (loss) from continuing operations per share     $      (.38)   $      .48                     $      (.15)
                                                       ===========    ==========                     ===========

Weighted average shares outstanding                         74,010        48,428        (23,511)(g)       98,927
                                                       ===========    ==========                     ===========

  See accompanying notes to unaudited pro forma combined financial statements.

                       PIONEER NATURAL RESOURCES COMPANY

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                     (in thousands, except per share data)



                                                                                  Pro Forma
                                                    Pro Forma                     Combined       Pro Forma
                                                      Pioneer       Chauvco      Adjustments      Combined
                                                  --------------  -----------    -----------     ----------
Revenues:
  Oil and gas                                     $    751,806    $   129,833                    $   881,639
  Natural gas processing                                23,184            -                           23,184
  Interest and other                                    42,038            381                         42,419
  Gain on disposition of assets, net                    11,966            -                           11,966
                                                  ------------    -----------                    -----------

                                                       828,994        130,214                        959,208
                                                  ------------    -----------                    -----------
Cost and expenses:
  Oil and gas production                               196,014         34,145                        230,159
  Natural gas processing                                11,949            -                           11,949
  Depletion, depreciation and
    amortization                                       320,468         48,657        (3,626)(b)      365,499
  Exploration and abandonments                          32,128            -           5,427 (c)       37,555
  General and administrative                            68,478          7,469         8,008 (d)       83,955
  Interest                                             128,401          8,313         1,866 (e)      138,580
  Other                                                  4,791            -                            4,791
                                                  ------------    -----------                    -----------

                                                       762,229         98,584                        872,488
                                                  ------------    -----------                    -----------

Income from continuing operations
  before income taxes                                   66,765         31,630                         86,720
Income tax provision                                   (24,700)        (6,612)          612 (f)      (30,700)
                                                  ------------    -----------                    -----------

Income from continuing operations                 $     42,065    $    25,018                    $    56,020
                                                  ============    ===========                    ===========

Income per share                                  $        .57    $       .52                    $       .56
                                                  ============    ===========                    ===========

Weighted average shares
  outstanding                                           74,261         48,300       (23,383)(g)       99,178
                                                  ============    ===========                    ===========




    See accompanying notes to unaudited pro forma combined financial statements.

                       PIONEER NATURAL RESOURCES COMPANY

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                     (in thousands, except per share data)



                                                                                       Pro Forma       Pro Forma
                                          Pioneer           Mesa       Greenhill      Adjustments        Pioneer
                                        ------------   --------------  ----------    ------------     -------------
Revenues:
   Oil and gas                          $   348,980    $    192,251    $  17,369                     $   558,600
   Interest and other                         3,649           1,875          147                           5,671
   Gain (loss) on disposition of
     assets, net                              2,745             (23)          41                           2,763
                                        -----------    ------------    ---------                     -----------
A
                                            355,374         194,103       17,557                         567,034
                                        -----------    ------------    ---------                     -----------
Cost and expenses:
   Oil and gas production                    91,674          53,085        6,641                         151,400
   Depletion, depreciation and
     amortization                           126,897          65,359        7,725         45,433 (b)      245,414
   Impairment of long-lived assets              -             2,907          -                             2,907
   Exploration and abandonments              34,310           8,410        4,059           (475)(h)       46,304
   General and administrative                31,769          17,203       13,318            475 (h)       62,765
   Interest                                  44,264          57,388          -           (3,037)(i)       98,016
                                                                                          5,429 (j)
                                                                                         (6,028)(k)
   Other                                      2,982           2,703          -                             5,685
                                        -----------    ------------    ---------                     -----------

                                            331,896         207,055       31,743                         612,491
                                        -----------    ------------    ---------                     -----------
Income (loss) from continuing
   operations before income taxes            23,478         (12,952)     (14,186)                        (45,457)
Income tax benefit (provision)               (8,500)            -            -           26,200 (f)       17,700
                                        -----------    ------------    ---------                     -----------

Income (loss) from continuing
   operations                                14,978         (12,952)     (14,186)                        (27,757)

Dividends on preferred stock                    -           (11,105)         -           11,105 (l)          -
                                        -----------    ------------    ---------                     -----------

Income (loss) from continuing
   operations attributable to
   common stock                         $    14,978    $    (24,057)   $ (14,186)                    $   (27,757)
                                        ===========    ============    =========                     ===========

Income (loss) per common share          $       .34    $       (.37)                                 $      (.38)
                                        ===========    ============                                  ===========

Weighted average shares
   outstanding                               43,453          65,670                     (35,113)(m)       74,010
                                        ===========    ============                                  ===========


    See accompanying notes to unaudited pro forma combined financial statements.

                       PIONEER NATURAL RESOURCES COMPANY

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                     (in thousands, except per share data)




                                            Adjusted        Pro Forma         Pro Forma         Pro Forma
                                             Pioneer            Mesa         Adjustments          Pioneer
                                          -------------     ------------     -----------       ------------
Revenues:
  Oil and gas                             $    374,560      $   377,246                        $   751,806
  Natural gas processing                        23,184              -                               23,184
  Interest and other                            17,328           24,710                             42,038
  Gain on disposition of assets, net               -             11,966                             11,966
                                          ------------      -----------                        -----------

                                               415,072          413,922                            828,994
                                          ------------      -----------                        -----------
Cost and expenses:
  Oil and gas production                       101,545           94,469                            196,014
  Natural gas processing                        11,949              -                               11,949
  Depletion, depreciation and
    amortization                               104,629          135,289           80,550 (b)       320,468
  Exploration and abandonments                  20,187           12,772             (831)(h)        32,128
  General and administrative                    26,631           41,016              831 (h)        68,478
  Interest                                      28,700          105,266           (5,565)(j)       128,401
  Other                                          2,451            2,340                              4,791
                                          ------------      -----------                        -----------

                                               296,092          391,152                            762,229
                                          ------------      -----------                        -----------

Income from continuing operations
  before income taxes                          118,980           22,770                             66,765
Income tax provision                           (41,600)             -             16,900 (f)       (24,700)
                                          ------------      -----------                        -----------

Income from continuing operations               77,380           22,770                             42,065

Dividends on preferred stock                       -            (21,880)          21,880 (l)           -
                                          ------------      -----------                        -----------

Income from continuing operations
  attributable to common stock            $     77,380      $       890                        $    42,065
                                          ============      ===========                        ===========

Income per common share                   $       1.82      $       .01                        $       .57
                                          ============      ===========                        ===========

Weighted average shares
  outstanding                                   42,448           64,164          (32,351)(m)        74,261
                                          ============      ===========                        ===========

  See accompanying notes to unaudited pro forma combined financial statements.

                       PIONEER NATURAL RESOURCES COMPANY

              UNAUDITED PRO FORMA ADJUSTED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                     (in thousands, except per share data)



                                                    Australasian       1996
                                                       Assets         Assets      Pro Forma       Adjusted
                                      Pioneer           Sold           Sold       Adjustments      Pioneer
                                    ------------   -------------   -----------   ------------    ----------
Revenues:
  Oil and gas                       $   396,931    $    (10,591)   $  (11,780)                   $  374,560
  Natural gas processing                 23,814             -            (630)                       23,184
  Interest and other                     17,458            (130)          -                          17,328
  Gain on disposition of assets,
    net                                  97,140         (83,260)      (13,880)                          -
                                    -----------    ------------    ----------                    ----------

                                        535,343         (93,981)      (26,290)                      415,072
                                    -----------    ------------    ----------                    ----------
Cost and expenses:
  Oil and gas production                110,334          (3,300)       (5,489)                      101,545
  Natural gas processing                 12,528             -            (579)                       11,949
  Depletion, depreciation and
    amortization                        112,134          (4,217)       (3,288)                      104,629
  Exploration and abandonments           23,030          (1,435)       (1,408)                       20,187
  General and administrative             28,363          (1,732)          -                          26,631
  Interest                               46,155          (1,100)          -         (12,020)(i)      28,700
                                                                                     (4,335)(n)
  Other                                   2,451             -             -                           2,451
                                    -----------    ------------    ----------                    ----------

                                        334,995         (11,784)      (10,764)                      296,092
                                    -----------    ------------    ----------                    ----------

Income from continuing operations
  before income taxes                   200,348         (82,197)      (15,526)                      118,980
Income tax provision                    (60,100)         16,000         5,400        (2,900)(f)     (41,600)
                                    -----------    ------------    ----------                    ----------

Income from continuing operations   $   140,248    $    (66,197)   $  (10,126)                   $   77,380
                                    ===========    ============    ==========                    ==========

Income per share                    $      3.92                                                  $     1.82
                                    ===========                                                  ==========

Weighted average shares
  outstanding                            35,734                                       6,714 (i)      42,448
                                    ===========                                                  ==========


  See accompanying notes to unaudited pro forma combined financial statements.

                                   MESA INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                     (in thousands, except per share data)



                                                                                      Pro Forma       Pro Forma
                                            Mesa      Recapitalization   Greenhill    Adjustments        Mesa
                                       -------------  ----------------  -----------   -----------    -----------
Revenues:
  Oil and gas                          $     306,302    $    -          $    70,944                   $  377,246
  Natural gas processing                         -           -                  -                            -
  Interest and other                          24,710         -                  -                         24,710
  Gain on disposition of assets, net          11,966         -                  -                         11,966
                                       -------------    --------        -----------                   ----------

                                             342,978         -               70,944                      413,922
                                       -------------    --------        -----------                   ----------
Cost and expenses:
  Oil and gas production                      71,370         -               23,099                       94,469
  Natural gas processing                         -           -                  -                            -
  Depletion, depreciation and
    amortization                             103,301         -               29,355       2,633 (b)      135,289
  Exploration and abandonments                 5,431         -                7,341                       12,772
  General and administrative                  31,473         -                9,543                       41,016
  Interest                                   121,135     (34,530)(o)           (729)     19,390 (k)      105,266
  Other                                        1,929         -                  411                        2,340
                                       -------------    --------        -----------                   ----------

                                             334,639     (34,530)            69,020                      391,152
                                       -------------    --------        -----------                   ----------

Income from continuing operations
  before income taxes                          8,339      34,530              1,924                       22,770
Income tax provision                             -           -                  -                            -
                                       -------------    --------        -----------                   ----------

Income from continuing operations              8,339      34,530              1,924                       22,770

Dividends on preferred stock                  (9,522)    (12,358)(p)            -                        (21,880)
                                       -------------    --------        -----------                   ----------

Income (loss) from continuing
  operations attributable to
  common stock                         $      (1,183)   $ 22,172        $     1,924                   $      890
                                       =============    ========        ===========                   ==========

Income (loss) per common share         $        (.02)                                                 $      .01
                                       =============                                                  ==========

Weighted average shares
  outstanding                                 64,164                                                      64,164
                                       =============                                                  ==========



  See accompanying notes to unaudited pro forma combined financial statements.

                             CHAUVCO RESOURCES LTD.

                       UNAUDITED PRO FORMA BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                                 (in thousands)

                                                          ASSETS
                                                                                                      Pro Forma
                                                        Chauvco              CRI        Alliance       Chauvco
                                                      -----------      -------------- ------------   ------------
Current assets:
   Cash and cash equivalents                          $       985      $    (554)     $      -        $       431
   Accounts receivable                                     30,343         (4,420)         12,333           38,256
   Inventories                                              4,032         (2,157)            -              1,875
   Other current assets                                     3,093         (1,649)            -              1,444
                                                      -----------      ---------      ----------      -----------

       Total current assets                                38,453         (8,780)         12,333           42,006
                                                      -----------      ---------      ----------      -----------

Oil and gas properties, using the full
   cost method of accounting                              870,524        (44,742)            -            825,782
Accumulated depletion, depreciation and
   amortization                                          (311,874)           920             -           (310,954)
                                                      -----------      ---------      ----------      -----------

                                                          558,650        (43,822)            -            514,828
                                                      -----------      ---------      ----------      -----------

Other property and equipment, net                          10,572         (4,487)            -              6,085
Other assets, net                                          35,033            -           (12,333)          22,700
                                                      -----------      ---------      ----------      -----------

                                                      $   642,708      $ (57,089)     $      -        $   585,619
                                                      ===========      =========      ==========      ===========

                                           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Current maturities of long-term debt               $    19,545      $     -        $      -        $    19,545
   Accounts payable                                        42,073         (8,650)            -             33,423
   Domestic and foreign income taxes                          161            -               -                161
                                                      -----------      ---------      ----------      -----------

       Total current liabilities                           61,779         (8,650)            -             53,129
                                                      -----------      ---------      ----------      -----------

Long-term debt, less current maturities                   208,653            -               -            208,653
Other noncurrent liabilities                                8,061           (253)            -              7,808
Deferred income taxes                                      52,290            -               -             52,290

Stockholders' equity:
   Common stock                                           158,603        (49,767)            -            108,836
   Retained earnings                                      153,322          1,581             -            154,903
                                                      -----------      ---------      ----------      -----------

       Total stockholders' equity                         311,925        (48,186)            -            263,739
                                                      -----------      ---------      ----------      -----------

Commitments and contingencies
                                                      -----------      ---------      ----------      -----------

                                                      $   642,708      $ (57,089)     $      -        $   585,619
                                                      ===========      =========      ==========      ===========

  See accompanying notes to unaudited pro forma combined financial statements.

                             CHAUVCO RESOURCES LTD.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                     (in thousands, except per share data)





                                                                                                     Pro Forma
                                                                 Chauvco              CRI             Chauvco
                                                               -----------        ------------      ------------
Revenues:
   Oil and gas                                                 $   113,182        $   (1,910)       $   111,272
   Interest and other                                                1,814               369              2,183
                                                               -----------        ----------        -----------

                                                                   114,996            (1,541)           113,455
                                                               -----------        ----------        -----------

Cost and expenses:
   Oil and gas production                                           31,617            (1,221)            30,396
   Depletion, depreciation and amortization                         42,693              (922)            41,771
   General and administrative                                        5,670              (424)             5,246
   Interest                                                          7,656              (463)             7,193
   Other                                                                22               (22)               -
                                                               -----------        ----------        -----------

                                                                    87,658            (3,052)            84,606
                                                               -----------        ----------        -----------

Income from continuing operations before income taxes               27,338             1,511             28,849
Income tax provision                                                (5,667)              -               (5,667)
                                                               -----------        ----------        -----------

Income from continuing operations                              $    21,671        $    1,511        $    23,182
                                                               ===========        ==========        ===========

Income per common share                                        $       .45                          $       .48
                                                               ===========                          ===========

Weighted average shares outstanding                                 48,428                               48,428
                                                               ===========                          ===========



  See accompanying notes to unaudited pro forma combined financial statements.

                       PIONEER NATURAL RESOURCES COMPANY
                     NOTES TO UNAUDITED PRO FORMA COMBINED
                              FINANCIAL STATEMENTS
                    SEPTEMBER 30, 1997 AND DECEMBER 31, 1996


NOTE 1.     BASIS OF PRESENTATION

    ACQUISITION OF CHAUVCO. In accordance with the Combination Agreement, each holder of Chauvco common shares received for each Chauvco common share held (i) one CRI Share and (ii) in certain cases, at the election of the Chauvco Shareholder, either the number of shares of Pioneer common stock or Exchangeable Shares, or a combination of both, determined by multiplying each Chauvco Common Share held by an exchange ratio of .493827. In total, 14,015,010 shares of Pioneer common stock and 10,901,924 Exchangeable Shares were issued upon completion of the Transaction. Cash payments were made in lieu of issuing approximately 89 fractional shares of Pioneer common stock and 18 fractional shares of Exchangeable Shares.

    In accordance with APB 16, the Transaction was treated as an acquisition of Chauvco by Pioneer. The value of Pioneer common stock for use in determining the aggregate purchase consideration allocated to the acquired assets and liabilities of Chauvco ("Consideration") is $27.625, which represents the market price of Pioneer common stock on the date of the Chauvco Meeting.

     The historical consolidated financial statements for Chauvco and CRI were prepared under Canadian GAAP and in Canadian dollars. For these unaudited pro forma financial statements, the historical financial information of Chauvco, CRI and the Alliance Pipeline project have been converted to U.S. dollars using the period end exchange rate for the balance sheet and the average exchange rate for the statement of operations. These unaudited pro forma financial statements also contain certain adjustments to conform the historical Chauvco financial statements to U.S. GAAP after eliminating the balances or activity associated with CRI and the Alliance Pipeline. In addition, certain reclassifications have been made to Chauvco's historical consolidated financial statements to conform to Pioneer's financial statement presentation.

     ACQUISITION OF MESA. In accordance with the Merger Agreement, (i) holders of Parker & Parsley common stock received one share of Pioneer common stock for each share held; (ii) holders of Mesa common stock received one share of Pioneer common stock for every seven shares held; and (iii) holders of Mesa Series A Preferred Stock and Mesa Series B Preferred Stock received 1.25 shares of Pioneer common stock for every seven shares held. No fractional shares were issued and all treasury shares were canceled.

     DESCRIPTION OF PRO FORMA FINANCIAL STATEMENTS. The unaudited pro forma combined balance sheet of Pioneer as of September 30, 1997 has been prepared to give effect to the Transaction as if such transactions had occurred on September 30, 1997. In accordance with the provisions of APB No. 16, "Business Combinations", the Transaction has been accounted for as a purchase of Chauvco by Pioneer.

     The unaudited pro forma combined statements of operations of Pioneer for the nine months ended September 30, 1997 and for the year ended December 31, 1996 have been prepared to give effect to the Transaction and the Parker/Mesa Merger and certain events described below for Pioneer, Chauvco and Mesa as if the Transaction, the Parker/Mesa Merger and such events had occurred on January 1, 1996.

     Pro Forma Pioneer has been prepared to give effect to the acquisition of Pro Forma Mesa by Adjusted Pioneer, both as defined below.

     Pro Forma Chauvco has been prepared to give effect to the distribution of CRI shares and the rights to the Alliance Pipeline to Chauvco Shareholders.

                       PIONEER NATURAL RESOURCES COMPANY

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                              FINANCIAL STATEMENTS
                    SEPTEMBER 30, 1997 AND DECEMBER 31, 1996


     Adjusted Pioneer has been prepared to give effect to the sale of the Australasian Assets Sold, the 1996 Assets Sold and the exchange of Pioneer's Preferred Shares to Pioneer common stock.

     Pro Forma Mesa has been prepared to give effect to the Recapitalization and the Greenhill Acquisition, including additional borrowings to finance such acquisition.

     The following is a description of the individual columns included in these unaudited pro forma combined financial statements:

          PIONEER - Represents the consolidated balance sheet of Pioneer as of September 30, 1997 and the consolidated statements of operations of Pioneer for the nine months ended September 30, 1997 and for the year ended December 31, 1996.

          AUSTRALASIAN ASSETS SOLD - Reflects the results of operations for the year ended December 31, 1996 from certain wholly-owned subsidiaries prior to their sale in 1996. On March 28, 1996, Pioneer completed the sale of certain wholly-owned subsidiaries to Santos Ltd., and on June 20, 1996, Pioneer completed the sale of another wholly-owned subsidiary, Bridge Oil Timor Sea, Inc., to Phillips Petroleum International Investment Company. During the year ended December 31, 1996, Pioneer received aggregate consideration of $237.5 million for these combined sales. The assets sold to Santos Ltd. consisted primarily of properties located in the Cooper Basin in Central Australia, the Surat Basin in Northeast Australia, the Carnarvon Basin on the Northwest Shelf off the coast of Western Australia, the Otway Basin off the coast of Southeast Australia and the Central Sumatra Basin in Indonesia. At December 31, 1995, Pioneer's interests in these properties contained 32.1 million BOE of proved reserves (consisting of 12.4 million Bbls of oil and 118.3 Bcf of gas), representing $133.8 million of SEC PV 10 value. Prior to their sale in 1996, these properties produced 249,500 Bbls of oil and 1,927,000 Mcf of gas. Pioneer received an average price of $19.55 per Bbl of oil and $1.95 per Mcf of gas from such production and incurred production costs per BOE of $4.92 and depletion expense per BOE of $5.84 related to these properties. The wholly-owned subsidiary sold to Phillips Petroleum International Investment Company, Bridge Oil Timor Sea, Inc., has a wholly-owned subsidiary, Bridge Oil Timor Sea Pty Ltd., which owns a 22.5% interest in the ZOCA 91-13 permit in the offshore Bonapart Basin in the Zone of Cooperation between Australia and Indonesia.

          1996 ASSETS SOLD - Reflects the results of operations for the year ended December 31, 1996 from certain oil and gas properties, gas plants, contract rights and related assets prior to their sale in 1996. During the year ended December 31, 1996, Pioneer sold certain domestic nonstrategic oil and gas properties, gas plants and other related assets for aggregate proceeds of approximately $58.4 million. Prior to their sale in 1996, these oil and gas properties produced 274,314 Bbls of oil and 3,196,093 Mcf of gas. Pioneer received an average price of $19.30 per Bbl of oil and $2.03 per Mcf of gas from such production and incurred production costs per BOE of $6.80 and depletion expense per BOE of $4.04 related to these properties.

          MESA - Represents the unaudited consolidated statements of operations of Mesa for the seven months ended July 31, 1997(the period prior to its acquisition by Pioneer) and for the year ended December 31, 1996.

          RECAPITALIZATION - Represents the effects on Mesa's unaudited pro forma combined statement of operations from the Recapitalization as if it had occurred on January 1, 1996. In August 1996, Mesa completed a recapitalization of its balance sheet by issuing new equity and repaying and refinancing substantially all of its then existing long-term debt. The Recapitalization was undertaken by Mesa in an effort to deleverage and recapitalize Mesa through the issuance of additional equity and through the refinancing of substantially all of Mesa's $1.2 billion debt existing prior to the Recapitalization. The Recapitalization provided Mesa with an

                       PIONEER NATURAL RESOURCES COMPANY

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                              FINANCIAL STATEMENTS
                    SEPTEMBER 30, 1997 AND DECEMBER 31, 1996


          improved financial condition due to (i) a significant reduction in total debt outstanding, (ii) a reduction in annual cash interest expense of approximately $75 million, (iii) cost savings programs which reduced general and administrative and other overhead expenses by approximately $10 million annually, and (iv) the extension of maturities on Mesa's long-term debt, which eliminated Mesa's then existing liquidity concerns. The Recapitalization included (i) the private placement of shares of a new class of Mesa Series B Preferred Stock for $133 million to DNR - Mesa Holdings, Inc. ("DNR"), whose sole general partner is Rainwater Inc., a Texas corporation owned by Richard E. Rainwater, (ii) the sale of $132 million of a new class of Mesa Series A Preferred Stock to Mesa's then existing stockholders through a rights offering, (iii) the establishment of a new bank credit facility and (iv) the issuance of two new series of senior subordinated notes.

          GREENHILL - Represents the unaudited statements of operations of Greenhill prior to its acquisition by Mesa on April 15, 1997 and for the year ended December 31, 1996.

          CHAUVCO - Represents the consolidated balance sheet of Chauvco as of September 30, 1997 and the consolidated statements of operations of Chauvco for the nine months ended September 30, 1997 and for the year ended December 31, 1996. The historical consolidated financial statements for Chauvco were prepared under Canadian GAAP and converted to U.S. dollars utilizing the exchange rates of Canadian dollars to U.S. dollars as listed below, which are based upon the noon buying rate in New York City for cable transfers in Canadian dollars, as certified for customer purposes by the Federal Reserve Bank of New York (the "Noon Buying Rate"):

                                                 September 30,    December 31,
                                                     1997             1996
                                                 -------------  --------------

              Balance Sheets                          .7234              N/A
              Statements of Operations                .7253            .7330

          CRI - Represents the consolidated balance sheet of CRI as of September 30, 1997 and the statement of operations of CRI for the nine months ended September 30, 1997, which were prepared under Canadian GAAP and in U.S. dollars. CRI was incorporated on July 29, 1997 as a wholly-owned subsidiary of Chauvco.

          ALLIANCE - Reflects the investment in the Alliance Projects as of September 30, 1997 which were prepared under Canadian GAAP and converted to U.S. dollars utilizing the Noon Buying Rate of .7234.

    The unaudited pro forma combined statement of operations for the year ended December 31, 1996 presented herein does not reflect the results of operations from Mesa's acquisition from MAPCO Inc. of approximately 11 MMBOE in February 1997 for approximately $66 million. The purchase was funded by additional borrowings under Mesa's credit facility. In addition, the unaudited pro forma combined statement of operations for the year ended December 31, 1996 presented herein does not reflect the results of operations from Chauvco's acquisition of Tidal Resources Inc. on January 3, 1997 for approximately $55 million. The purchase was funded by additional borrowings under Chauvco's credit facility. The unaudited pro forma combined financial statements of Pioneer presented herein do not reflect the results of the Tender Offer, American Cometra Acquisition, 1997 Asset Divestitures, or the Restructuring, as more fully described in "Item 5. Other Events"; all of which were completed in the fourth quarter of 1997. These acquisitions and other transactions are not presented since they are not considered significant under Rule 3-05 of Regulation S-X.

                       PIONEER NATURAL RESOURCES COMPANY

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                              FINANCIAL STATEMENTS
                    SEPTEMBER 30, 1997 AND DECEMBER 31, 1996


NOTE 2. ACQUISITION OF CHAUVCO

     The aggregate Pioneer common stock purchase consideration, including nonrecurring transaction costs, is computed below in accordance with an exchange ratio of .493827 shares of Pioneer common stock for each Chauvco share held and a Pioneer common stock price of $27.625.

                                                         Chauvco
                                                         Common           Chauvco
                                                         Shares           Options           Total
                                                    ----------------   ---------------  --------------
Shares/options outstanding                              48,916,983        2,417,600
Exchange ratio                                             .493827          .493827
                                                     -------------     ------------

                                                        24,156,527        1,193,876
Less:  Option Exercise shares (a)                              -           (433,469)
                                                     -------------     ------------

                                                        24,156,527          760,407        24,916,934
Pioneer shares/Exchangeable Shares to be issued
  Value of Pioneer common stock (b)                  $      27.625     $     27.625     $      27.625
                                                     -------------     ------------     -------------

Pioneer common stock consideration                   $ 667,324,058     $ 21,006,243     $ 688,330,301
                                                     =============     ============
Transaction costs                                                                          30,000,000
Cash paid in lieu of fractional shares                                                          2,956
                                                                                        -------------

Aggregate purchase consideration                                                        $ 718,333,257
                                                                                        =============


---------------
(a) Certain Chauvco Optionholders have elected to reduce the number of shares of Pioneer common stock they would otherwise be eligible to receive by the number of shares of Pioneer common stock equal to the exercise strike price of their options rather than pay, in cash, their exercise price.

(b) Pioneer common stock is valued at $27.625 per share which represents the market price of Pioneer common stock on December 18, 1997, the date of the shareholder vote for the Transaction.

     The following table represents the preliminary allocation of the total purchase price of Chauvco to the acquired assets and liabilities of Chauvco. The allocation represents the fair values assigned to each of the significant assets acquired and liabilities assumed. Any future adjustments to the allocation of the purchase price are not anticipated to be material to the unaudited pro forma financial statements.

                       PIONEER NATURAL RESOURCES COMPANY

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                              FINANCIAL STATEMENTS
                    SEPTEMBER 30, 1997 AND DECEMBER 31, 1996


                                                                                Allocation of Aggregate
                                                                                Purchase Consideration
                                                                                   September 30, 1997
                                                                                -----------------------
                                                                                    (in thousands)
  Net working capital                                                                 $    (11,123)
  Property, plant and equipment                                                          1,062,690
  Other assets                                                                              28,785
  Long-term debt                                                                          (208,653)
  Other non-current liabilities, including deferred taxes                                 (153,366)
                                                                                      ------------
                                                                                      $    718,333
                                                                                      ============

  Pioneer common stock consideration                                                  $    688,330
  Transaction costs                                                                         30,000
  Cash paid in lieu of fractional shares                                                         3
                                                                                      ------------
  Aggregate purchase consideration                                                    $    718,333
                                                                                      ============

     The following table illustrates the number of shares of Pioneer common stock that are issued and outstanding upon the consummation of the Transaction:

                                                Shares/options
                                                  outstanding           Exchange          Pioneer Shares/
                                             at December 18, 1997         Ratio         Exchangeable Shares
                                             --------------------      -----------      -------------------
     Pioneer common stock                        74,463,064                 N/A               74,463,064
     Chauvco Common Shares                       48,916,983             .493827               24,156,527
     Chauvco Options                              2,417,600                  (a)                 760,407
                                                                                            ------------

                                                                                              99,379,998
                                                                                            ============

------------------
(a) Certain Chauvco Optionholders have elected to reduce the number of shares of Pioneer common stock they would otherwise be eligible to receive by the number of shares of Pioneer common stock equal to the exercise strike price of their options rather than pay, in cash, their exercise price.

                       PIONEER NATURAL RESOURCES COMPANY

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                              FINANCIAL STATEMENTS
                    SEPTEMBER 30, 1997 AND DECEMBER 31, 1996


NOTE 3.     ACQUISITION OF MESA

     The aggregate Pioneer common stock purchase consideration, including nonrecurring transaction costs, is computed in accordance with the Exchange Ratios agreed to in the Merger Agreement as follows:

                                                Mesa         Mesa Series      Mesa Series
                                               common        A Preferred      B Preferred
                                                Stock           Stock            Stock           Total
                                            -------------   -------------   -------------    -------------
 Shares outstanding                            64,279,568      62,884,094      63,672,925
 Exchange ratio for Mesa shares                      1.00            1.25            1.25
                                            -------------   -------------   -------------

                                               64,279,568      78,605,118      79,591,156      222,475,842
 Exchange ratio to Pioneer common stock              7.00            7.00            7.00             7.00
                                            -------------   -------------   -------------    -------------

 Pioneer shares                                 9,182,795      11,229,303      11,370,165       31,782,263
 Value of Pioneer common stock (a)          $       30.82   $       30.82   $       30.82    $       30.82
                                            -------------   -------------   -------------    -------------

 Pioneer common stock consideration         $ 283,013,742   $ 346,087,118   $ 350,428,485      979,529,345
                                            =============   =============   =============
 Transaction costs                                                                               7,916,762
 Mesa options                                                                                    3,036,712
                                                                                             -------------

 Aggregate purchase consideration                                                            $ 990,482,819
                                                                                             =============



-------------------------

(a) Pioneer common stock is valued at $30.82 per share which represents Pioneer's seven-day average trading price surrounding the announcement of the Parker/Mesa Merger on April 7, 1997.

     The following table represents the preliminary allocation of the total purchase price of Mesa, including its Greenhill Acquisition, to the acquired assets and liabilities of Mesa. The allocation represents the fair values assigned to each of the significant assets acquired and liabilities assumed. Any future adjustments to the allocation of the purchase price are not anticipated to be material to the unaudited pro forma combined financial statements.

                                                                                Allocation of Aggregate
                                                                                Purchase Consideration
                                                                                   September 30, 1997
                                                                                ------------------------
                                                                                    (in thousands)
  Net working capital                                                                $         47
  Property, plant and equipment                                                         2,382,205
  Other assets                                                                             49,219
  Long-term debt                                                                       (1,191,038)
  Other noncurrent liabilities, including deferred taxes                                 (249,950)
                                                                                     ------------

                                                                                     $    990,483
                                                                                     ============

  Pioneer common stock consideration                                                 $    979,529
  Transaction costs                                                                         7,917
  Mesa options                                                                              3,037
                                                                                     ------------

  Aggregate purchase consideration                                                   $    990,483
                                                                                     ============

                       PIONEER NATURAL RESOURCES COMPANY

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                              FINANCIAL STATEMENTS
                    SEPTEMBER 30, 1997 AND DECEMBER 31, 1996


     The following table illustrates the number of shares of Pioneer common stock that were issued in accordance with the exchange ratios agreed to in the Merger Agreement.

                                                                          Shares
                                                                       Outstanding               Pioneer
       Existing Security Type                                      at August 7, 1997         Common Stock
------------------------------------                               -----------------        --------------
Parker & Parsley Common Stock                                          41,773,238              41,773,238
Mesa Common Stock                                                      64,279,568               9,182,795
Mesa Series A Preferred Stock                                          62,884,094              11,229,303
Mesa Series B Preferred Stock                                          63,672,925              11,370,165
                                                                                             ------------
                                                                                               73,555,501
                                                                                             ============

NOTE 4.     PRO FORMA ENTRIES

(a) To record the acquisition of Chauvco using the purchase method of accounting. The allocation of the purchase price to the acquired assets and liabilities is preliminary and, therefore, subject to change. Any future adjustments to the allocation of the purchase price are not anticipated to be material to Pioneer's financial statements. (See Note 2 above).

(b) To adjust depreciation, depletion and amortization expense for the additional basis allocated to the oil and gas properties acquired and accounted for using the successful efforts method of accounting.

(c) To reclassify amounts which were capitalized by Chauvco as oil and gas properties in accordance with the full cost method of accounting but that are treated as exploratory dry hole, geological and geophysical and delay rental expenses in accordance with the successful efforts method of accounting.

(d) To reclassify amounts which were capitalized by Chauvco as oil and gas properties in accordance with the full cost method of accounting but that are treated as general and administrative expenses in accordance with the successful efforts method of accounting.

(e) To record interest expense on the borrowings of $30 million which will be utilized to pay for nonrecurring transaction costs. The interest rate used to determine such interest expense of 5.32% and 6.22% represents Pioneer's average borrowing rate on outstanding bank indebtedness for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

(f)  To adjust income tax expense for each tax jurisdiction.

(g) To adjust the weighted average shares outstanding for the acquisition of Chauvco. This adjustment also assumes the conversion of the Chauvco options into Pioneer common stock for purposes of computing weighted average shares outstanding.

(h) To reclassify certain amounts to conform with the financial statement presentation of Pioneer.

(i) To (i) reclassify the Preferred Shares to common stock as a result of Pioneer's mandatory exchange of such Preferred Shares for shares of Pioneer common stock on July 28, 1997 and (ii) eliminate the interest expense associated with such Preferred Shares and amortization of capitalized issuance fees. On July 28, 1997, Pioneer exercised its right to require each holder of the 3,776,400 Preferred Shares to mandatorily exchange all Preferred Shares for shares of common stock of Pioneer at a rate of 1.7778 shares of Pioneer common stock for each Preferred Share. As a result of the exchange, Pioneer will no longer incur interest expense of approximately $12 million per year associated with the Preferred Shares.

                       PIONEER NATURAL RESOURCES COMPANY

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                              FINANCIAL STATEMENTS
                    SEPTEMBER 30, 1997 AND DECEMBER 31, 1996



(j) To reduce interest expense for (i) the amortization of the premiums (utilizing the effective interest rate method) recorded as part of purchase accounting for Mesa's 10-5/8% senior subordinated notes and 11-5/8% senior subordinated discount notes and (ii) the application of Pioneer's excess cash in 1996 to the reduction of Mesa's outstanding bank indebtedness at Mesa's 1996 pro forma incremental borrowing interest rate of 7% (see pro forma entry (k) below).

(k) To adjust interest expense resulting from the borrowing of the funds necessary for Mesa's acquisition of Greenhill. Mesa's 1997 and 1996 pro forma incremental borrowing interest rate of 7% was utilized to determine the additional pro forma interest expense.

(l) To eliminate the preferred stock dividends associated with Mesa's Series A and Series B Preferred Stock.

(m) To adjust the weighted average shares outstanding for the acquisition of Mesa. This adjustment also assumes the conversion of Mesa's outstanding employee stock options into Pioneer employee stock options for purposes of computing weighted average shares outstanding.

(n) To adjust interest expense resulting from the application of that portion of the sales proceeds from the Australasian Assets Sold and the 1996 Assets Sold necessary to retire Pioneer's outstanding bank indebtedness. The proceeds applied to retire Pioneer's outstanding bank indebtedness of $225 million resulted in a reduction in interest expense of $4.3 million. The reduction in interest expense was calculated utilizing Pioneer's weighted average rate on its bank indebtedness of 6.22% for the period during 1996 in which Pioneer had outstanding bank indebtedness.

(o) To reduce interest expense as a result of the Recapitalization. Interest expense adjustments include the following for the year ended December 31, 1996:

                                                                                            Pro Forma
                                                          Historical       Pro Forma        Adjustment
                                                          ---------        ----------       -----------
     Interest expense on former debt repaid in the
       Recapitalization:
       Secured notes                                      $  26,231        $      -         $   (26,231)
       Former credit agreement                                2,472               -              (2,472)
       12-3/4% secured discount notes                        43,979               -             (43,979)
       13-1/2% subordinated notes                               654               -                (654)

     Interest expense on former debt repaid prior to the
       Recapitalization:
       12-3/4% unsecured discount notes                       2,595             2,595               -

     Interest expense on new debt issued in the
       Recapitalization:
       10-5/8% senior subordinated notes                     17,613            35,418            17,805
       11-5/8% senior discount notes                          8,893            18,661             9,768
       New Credit Facility                                   15,094            26,327            11,233
     Other interest expense                                   3,604             3,604               -
                                                          ---------        ----------       -----------
                                                          $ 121,135        $   86,605       $   (34,530)
                                                          =========        ==========       ===========

                       PIONEER NATURAL RESOURCES COMPANY

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                              FINANCIAL STATEMENTS
                    SEPTEMBER 30, 1997 AND DECEMBER 31, 1996


     Other interest expense is primarily the interest portion of the administrative fee charged by Colorado Interstate Gas Company in connection with Mesa's West Panhandle field operations. The interest rate on the New Credit Facility is approximately 7.75% on the first $250 million due to an interest rate swap with the balance at a floating rate that during the period outstanding was approximately 7%.

(p) To record the pro forma adjustment for an 8% annual dividend on the Mesa Series A and Series B Preferred Stock payable quarterly in additional shares of Mesa Series A and Series B Preferred Stock for at least the first four years after issuance as if the Mesa Series A and Series B Preferred Stock had been issued on January 1, 1996.

NOTE 5.    INCOME TAXES

     Pioneer will account for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." In accordance with SFAS 109, Pioneer will prepare separate tax calculations for each tax jurisdiction in which Pioneer will be subject to income taxes.

NOTE 6.    INCOME FROM CONTINUING OPERATIONS PER SHARE

     Income from continuing operations per share is computed based on the weighted average number of shares of common stock and common stock equivalents, if more than 3% dilutive, outstanding during the period. Fully diluted income from continuing operations per share is not presented since dilution is less than 3% on a pro forma combined basis. Income from continuing operations per share reflects the exchange of Chauvco Common Shares for Pioneer common stock or Exchangeable Shares, the exchange of Pioneer's Preferred Shares and the conversion of Mesa's Series A Preferred Stock and Mesa's Series B Preferred Stock to Pioneer common stock.

NOTE 7.    GENERAL AND ADMINISTRATIVE EXPENSE REDUCTIONS

     Mesa's general and administrative expenses for the year ended December 31, 1996 includes $9.4 million associated with the elimination of 86 positions from the total of 385 at December 31, 1995, and a significant downsizing of Mesa's natural gas vehicle equipment business in conjunction with the Recapitalization. Given the first quarter 1997 general and administrative expenses of $3.8 million, Mesa's continuing costs are estimated at approximately $15 million per year ($3.8 million multiplied by four quarters). In addition, Greenhill's general and administrative expenses prior to its sale to Mesa on April 15, 1997 of $13.3 million included severance costs paid to Greenhill employees of approximately $11 million as few of Greenhill's administrative personnel were retained. The accompanying Pro Forma Combined Statements of Operations for Pioneer do not include any adjustments related to the expected level of ongoing general and administrative expense.

                       PIONEER NATURAL RESOURCES COMPANY

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                              FINANCIAL STATEMENTS
                    SEPTEMBER 30, 1997 AND DECEMBER 31, 1996



NOTE 8.    OIL AND GAS RESERVE DATA

     The following unaudited pro forma supplemental information regarding the oil and gas activities of Pioneer is presented pursuant to the disclosure requirements promulgated by the SEC and Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities." The pro forma reserve information is presented as if the sale of the Australasian Assets and 1996 Assets Sold and the acquisition of Chauvco, Mesa and Greenhill had occurred on January 1, 1996.

     Management emphasizes that reserve estimates are inherently imprecise and subject to revision and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, the estimates are expected to change as future information becomes available; such changes could be significant.

Quantities of oil and gas reserves

     Set forth below is a pro forma summary of the changes in the net quantities of oil and natural gas reserves for the year ended December 31, 1996.

                                 Oil, NGL's and Condensate (MBbls)                        Gas (MMcf)
                            -----------------------------------------  -------------------------------------------------
                              USA      Argentina  Canada       Total      USA       Argentina     Canada       Total
                            --------   ---------  -------    --------  ----------   ---------    --------    -----------
Balance, January 1, 1996     267,108     15,933    21,895     304,936   1,984,726    322,000      136,264      2,442,990
 Revisions of previous
   estimates                  31,475       (722)      249      31,002      42,246    (10,860)      (5,180)        26,206
 Purchase of minerals-
   in-place                      300        -         -           300      11,494        -            -           11,494
 New discoveries and
   extensions                  2,794      1,608       650       5,052      30,151      4,588        3,320         38,059
 Production                  (20,497)    (1,183)   (4,330)    (26,010)   (160,729)   (16,820)     (12,500)      (190,049)
                            --------    -------   -------    --------  ----------    -------     --------    -----------

Balance, December 31,
 1996                        281,180     15,636    18,464     315,280   1,907,888    298,908      121,904      2,328,700
                            ========    =======   =======    ========  ==========    =======     ========    ===========

Standardized measure of discounted future net cash flows

     The pro forma combined standardized measure of discounted future net cash flow is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of oil and gas reserves less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, discounted using a rate of 10% per year to reflect the estimated timing of the future cash flows. Future income taxes are calculated by comparing discounted future cash flows to the tax basis of oil and gas properties, plus available carryforwards and credits, and applying the current tax rate to the difference.

                       PIONEER NATURAL RESOURCES COMPANY

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                              FINANCIAL STATEMENTS
                    SEPTEMBER 30, 1997 AND DECEMBER 31, 1996




                                                                         December 31, 1996
                                                   -------------------------------------------------------------
                                                         USA         Argentina       Canada          Total
                                                   ---------------  -----------    ----------   ----------------
                                                                             (in thousands)
    Oil and gas producing activities:
    Future cash inflows                            $ 13,987,546     $  599,243    $  680,112    $ 15,266,901
    Future production costs                          (3,970,522)      (144,714)     (173,033)     (4,288,269)
    Future development costs                           (389,701)       (24,084)      (10,632)       (424,417)
    Future income tax expense                        (2,679,214)          (721)     (156,606)     (2,836,541)
                                                   ------------     ----------    ----------    ------------
                                                      6,948,109        429,724       339,841       7,717,674
    10% annual discount factor                       (3,240,886)      (214,813)     (114,840)     (3,570,539)
                                                   ------------     ----------    ----------    ------------

    Standardized measure of discounted future
       net cash flows                              $  3,707,223     $  214,911    $  225,001    $  4,147,135
                                                   ============     ==========    ==========    ============

Changes relating to the standardized measure of discounted future net cash flows

     The principal sources of the change in the pro forma combined standardized measure of discounted future net cash flows for the year ended December 31, 1996 are as follows (in thousands):

     Oil and gas sales, net of production costs                                          $  (651,480)
     Net changes in prices and production costs                                            2,220,041
     Extensions and discoveries                                                              131,526
     Purchases of minerals-in-place                                                           20,606
     Revisions of estimated future development costs                                         (71,763)
     Revisions of previous quantity estimates                                                327,004
     Accretion of discount                                                                   290,618
     Changes in production rates, timing and other                                          (150,096)
                                                                                         -----------

     Change in present value of future net revenues                                        2,116,456
     Net change in present value of future income taxes                                     (628,589)
                                                                                         -----------

                                                                                           1,487,867
     Balance, beginning of year                                                            2,659,268
                                                                                         -----------

     Balance, end of year                                                                $ 4,147,134
                                                                                         ===========

                      PIONEER NATURAL RESOURCES COMPANY


EXHIBIT
 2.1           Combination Agreement, dated as of September 3, 1997, between
               Pioneer and Chauvco Resources Ltd. ("Chauvco") (incorporated by reference to Exhibit 2.2 to Pioneer's Registration Statement on
               Form S-3, Registration No. 333-20483, filed with the SEC on
               December 15, 1997).

 2.2* Plan of Arrangement, as amended, under Section 186 of the Business Corporations Act (Alberta).

 2.3*          Support Agreement, dated as of December 18, 1997, between
               Pioneer and Pioneer Natural Resources (Canada) Ltd. ("Pioneer
               Canada").

 2.4*          Voting and Exchange Trust Agreement, dated as of December 18,
               1997, among Pioneer, Pioneer Canada and Montreal Trust
               Company of Canada, as Trustee.

 2.5           Amended and Restated Shareholders Agreement, dated as of
               September 3, 1997, by and among Pioneer and Guy J. Turcotte
               (incorporated by reference to Exhibit 2.6 to Pioneer's
               Registration Statement on Form S-3, Registration No. 333-20483 filed with the SEC on December 15, 1997).

 2.6 Shareholders Agreement, dated as of September 3, 1997, by and among Pioneer, Chauvco, DNR-MESA Holdings, L.P. ("DNR"),
               Scott D. Sheffield and I. Jon Brumley (incorporated by reference to Exhibit 2.3 to Pioneer's Current Report on Form 8-K, File
               No. 001-13245, filed with the SEC on October 2, 1997).

 2.7 Shareholders Agreement, dated as of September 3, 1997, by and among Pioneer, Trimac Corporation and Gendis Inc.
               (incorporated by reference to Exhibit 2.4 to Pioneer's
               Current report on Form 8-K, File No.001-13245, filed with the SEC on October 2, 1997).

 2.8           Amended and Restated Shareholders Agreement, dated as of
               September 3, 1997, by and among the Company and Guy J. Turcotte
               (incorporated by reference to Exhibit 2.6 to the Company's
               Registration Statement on Form S-3, Registration No. 333-42315), filed with the SEC on December 15, 1997).

 3.1           Certificate of Designations of Special Preferred Voting Stock
               (incorporated by reference to Exhibit 3.3 to Pioneer's
               Registration Statement on Form S-3, Registration No. 333-20483, filed with the SEC on December 15, 1997).

 3.2 Terms and Conditions of Exchangeable Shares (incorporated by reference to Annex F to the Definitive Joint Management
               Information Circular and Proxy

              Statement of Pioneer and Chauvco, File No. 001-13245, filed with the SEC on November 17, 1997).

 4.1*         Form of Certificate of Special Preferred Voting Stock.

 4.2*         Form of Certificate of Exchangeable Shares.

10.1* Amended and Restated Credit Facility Agreement (Primary Facility), dated as of December 18, 1997, between Pioneer, as Borrower, and NationsBank of Texas, N.A. as Administrative Agent, CIBC Inc., as Documentation Agent, Morgan Guaranty Trust Company of New York, as Documentation Agent, and The Chase Manhattan Bank, as
              Syndication Agent and the other Co-Agents and Lenders named therein.

10.2* Amended and Restated Credit Facility Agreement (364 Day Facility), dated as of December 18, 1997, between Pioneer, as Borrower, and NationsBank of Texas, N.A. as Administrative Agent, CIBC Inc., as Documentation Agent, Morgan Guaranty Trust Company of New York, as Documentation Agent, and The Chase Manhattan Bank, as
              Syndication Agent; and the other Co-Agents and Lenders named therein.

10.3*         Credit Agreement, dated as of December 18, 1997, among Chauvco,
              Canadian Imperial Bank of Commerce, as Agent, and the other
              Lenders named therein.

10.4          First Supplemental Indenture, dated as of April 15, 1997, among
              Pioneer USA (formerly Mesa Operating Co.), as Issuer, MESA Inc., the subsidiary guarantors named therein, Pioneer, and Harris Trust and Savings Bank, as Trustee, with respect to the 10 5/8% Senior
              Subordinated Notes Due 2006 (incorporated by reference to Exhibit
              10.5 to Pioneer's Registration Statement on Form S-3, Registration
              No. 333-39381, filed with the SEC on November 3, 1997).

10.5          Second Supplemental Indenture, dated as of August 7, 1997, among
              Pioneer USA (formerly Mesa Operating Co.), as Issuer, MESA Inc., the subsidiary guarantors named therein, Pioneer, and Harris Trust and Savings Bank, as Trustee, with respect to the 10 5/8% Senior
              Subordinated Notes Due 2006 (incorporated by reference to
              Exhibit 10.6 to Pioneer's Registration Statement on Form S-3,
              Registration No. 333-39381, filed with the SEC on November 3,
              1997).

10.6* Third Supplemental Indenture, dated as of December 18, 1997, among Pioneer USA, the Subsidiary Guarantors named therein, Pioneer, and Harris Trust and Savings Bank, as Trustee, with respect to the Indenture, dated as of July 2, 1996, as amended, relating to Pioneer USA's 10 5/8% Senior Subordinated Notes due
              2006.

10.7* Fourth Supplemental Indenture, dated as of December 30, 1997, among Pioneer USA, a Delaware corporation, Pioneer, a Delaware corporation, Pioneer NewSubl, Inc., a Texas corporation, and Harris Trust and Savings Bank, an Illinois corporation, as trustee, with respect to the Indenture, dated as of July 2, 1996, as amended, relating to Pioneer USA's 10 5/8% Senior Subordinated
              Notes due 2006.

10.8* Fifth Supplemental Indenture, dated as of December 30, 1997, among Pioneer NewSubl, Inc. (as successor to Pioneer USA), a
              Texas corporation, Pioneer, a Delaware corporation, Pioneer
              DebtCo, Inc., a Texas corporation, and Harris Trust and Savings
              Bank, an Illinois corporation, as trustee, with respect to the Indenture, dated as of July 2, 1996, as amended, relating to Pioneer USA's 10 5/8% Senior Subordinated Notes due 2006.

10.9* Sixth Supplemental Indenture, dated as of December 30, 1997, among Pioneer DebtCo, Inc. (as successor to Pioneer NewSubl,
              Inc.), a Texas corporation, Pioneer, a Delaware corporation, and Harris Trust and Savings Bank, an Illinois corporation, as trustee, with respect to the Indenture, dated as of July 2, 1996, as amended, relating to Pioneer USA's 10 5/8% Senior Subordinated
              Notes due 2006.

 10.10        First Supplemental Indenture, dated as of April 15, 1997, among
              Pioneer USA (formerly Mesa Operating Co.), as Issuer, MESA Inc., the subsidiary guarantors named therein, Pioneer, and Harris Trust and Savings Bank, as Trustee, with respect to the 11 5/8%
              Senior Subordinated Discount Notes Due 2006 (incorporated by reference to Exhibit 10.2 to Pioneer's Registration Statement on
              Form S-3, Registration No. 333-39381, filed with the SEC on
              November 3, 1997).

 10.11        Second Supplemental Indenture, dated as of August 7, 1997, among
              Pioneer USA (formerly Mesa Operating Co.), as Issuer, MESA Inc., the subsidiary guarantors named therein, Pioneer, and Harris Trust and Savings Bank, as Trustee, with respect to the 11 5/8%
              Senior Subordinated Discount Notes Due 2006 (incorporated by reference to Exhibit 10.3 to Pioneer's Registration Statement on
              Form S-3, Registration No. 333-39381, filed with the SEC on
              November 3, 1997).

 10.12* Third Supplemental Indenture, dated as of December 18, 1997, among Pioneer USA, the Subsidiary Guarantors named therein, Pioneer, and Harris Trust and Savings Bank, as Trustee, with respect to the Indenture, dated as of July 2, 1996, as amended, relating to Pioneer USA's 11 5/8% Senior Subordinated Notes due
              2006.


10.13* Fourth Supplemental Indenture, dated as of December 30, 1997, among Pioneer USA (formerly known as Mesa Operating Co.), a
               Delaware corporation, Pioneer, a Delaware corporation, Pioneer NewSub1, Inc., a Texas corporation, and Harris Trust and
               Savings Bank, an Illinois corporation, as Trustee, with respect to the Indenture dated as of July 2, 1996, as amended, relating to Pioneer USA's 11 5/8% Senior Subordinated Discount Notes Due.

10.14* Fifth Supplemental Indenture, dated as of December 30, 1997, among Pioneer NewSub1, Inc. (as successor to Pioneer USA), a
               Texas corporation, Pioneer, a Delaware corporation, Pioneer
               DebtCo, Inc., a Texas corporation, and Harris Trust and Savings
               Bank, an Illinois corporation, as trustee, with respect to the Indenture dated as of July 2, 1996, as amended, relating to Pioneer USA's 11 5/8% Senior Subordinated Discount Notes Due
               2006.

10.15* Sixth Supplemental Indenture, dated as of December 30, 1997, among Pioneer DebtCo, Inc.(as successor to Pioneer NewSub1,
               Inc.), a Texas corporation, Pioneer, a Delaware corporation, and Harris Trust and Savings Bank, an Illinois corporation, as trustee, with respect to the Indenture dated as of July 2, 1996, as amended, relating to Pioneer USA's 11 5/8% Senior Subordinated
               Discount Notes Due 2006.

10.16          First Supplemental Indenture, dated as of August 7, 1997, among
               Parker & Parsley, The Chase Manhattan Bank, as Trustee, and
               Pioneer USA, with respect to the Indenture, dated April 12, 1995, between Pioneer USA (successor to Parker & Parsley
               Petroleum Company), and The Chase Manhattan Bank (National
               Association), as Trustee (incorporated by reference to Exhibit
               10.9 to Pioneer's Registration Statement on Form S-3,
               Registration No. 333-39381, filed with the SEC on November 3,
               1997).


10.17* Second Supplemental Indenture, dated as of December 30, 1997, among Pioneer USA, a Delaware corporation, Pioneer NewSubl, Inc., a
               Texas corporation, and The Chase Manhattan Bank, a New York banking association, as trustee, with respect to the Indenture, dated as of April 12, 1995, as amended, relating to Pioneer USA's
               8 7/8% Senior Notes Due 2005 and 8 1/4% Senior Notes Due 2007.

10.18* Third Supplemental Indenture, dated as of December 30, 1997, among Pioneer NewSubl, Inc. (as successor to Pioneer USA), a
               Texas corporation, Pioneer DebtCo, Inc., a Texas corporation, and
               The Chase Manhattan Bank, a New York banking association, as trustee, with respect to the Indenture, dated as of April 12, 1995, as amended, relating to Pioneer USA's 8 7/8% Senior Notes
               Due 2005 and 8 1/4% Senior Notes Due 2007.

10.19* Fourth Supplemental Indenture, dated as of December 30, 1997, among Pioneer DebtCo, Inc. (as successor to Pioneer NewSubl,
               Inc., as successor to Pioneer USA), a Texas corporation, Pioneer, a Delaware corporation, Pioneer USA, a Delaware corporation, and The Chase Manhattan Bank, a New York banking association, as trustee, with respect to the Indenture, dated as of April 12, 1995, as amended, relating to Pioneer USA's 8 7/8%
               Senior Notes Due 2005 and 8 1/4% Senior Notes Due 2007.


 10.20* Guarantee, dated as of December 30, 1997, by Pioneer USA relating to the $150,000,000 in aggregate principal amount of 8 7/8%
              Senior Notes Due 2005 and $150,000,000 in aggregate principal amount of 8 1/4% Senior Notes Due 2007 issued under the
              Indenture, dated as of April 12, 1995, between Pioneer USA and
              The Chase Manhattan Bank, a New York banking association, as
              Trustee.

 10.21* Note, dated December 22, 1997, between Pioneer, as Borrower, and NationsBank of Texas, N.A., as Lender.

 10.22*       Purchase and Sale Agreement, dated as of October 22, 1997, between
              Cometra Energy, L.P., and Pioneer USA.

 10.23*       Indemnification Agreement, dated as of August 8, 1997, between
              Pioneer and Scott D. Sheffield, together with a schedule identifying substantially identical agreements between Pioneer's other directors and named executive officers identified on
              Schedule I.

 10.24        Gathering Agreement, dated May 29, 1987, between Mesa Operating
              Limited Partnership and Colorado Interstate Gas Company
              (incorporated by reference to Exhibit 10.26 to Pioneer's
              Registration Statement on Form S-3, Registration No. 333-39381, filed with the SEC on November 3, 1997).

 10.25        Amendment to 1990 Gathering Agreement Amendment, dated September
              1, 1997, between Colorado Interstate Gas Company and Pioneer USA
              (incorporated by reference to Exhibit 10.28 to Pioneer's
              Registration Statement on Form S-3, Registration No. 333-39381, filed with the SEC on November 3, 1997).

 10.26        Stock Acquisition Loan Agreement entered into as of June 15,
              1995, between Parker & Parsley Petroleum Company and Scott D.
              Sheffield, together with Schedule I identifying executive officers with substantially identical agreements providing for Parker & Parsley Petroleum Company's loans to such officers in order to acquire shares of Parker & Parsley Petroleum Company's
              Common Stock, par value $0.01 per share (incorporated by reference to Exhibit 10.48 to Pioneer's Amendment No. 1 to
              Registration Statement on Form S-3, Registration No. 333-39381, filed with the SEC on November 3, 1997).


----------------------
* Filed herewith.

                      PIONEER NATURAL RESOURCES COMPANY


                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PIONEER NATURAL RESOURCES COMPANY


Date: December 31, 1997             By: /s/ GARRETT SMITH
                                        -----------------------------------
                                        Executive Vice President - Chief
                                        Financial Officer

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER         DESCRIPTION                                                           PAGE
------         -----------                                                           ----
 2.1           Combination Agreement, dated as of September 3, 1997, between
               Pioneer and Chauvco Resources Ltd. ("Chauvco") (incorporated by reference to Exhibit 2.2 to Pioneer's Registration Statement on
               Form S-3, Registration No. 333-20483, filed with the SEC on
               December 15, 1997).

 2.2* Plan of Arrangement, as amended, under Section 186 of the Business Corporations Act (Alberta).

 2.3*          Support Agreement, dated as of December 18, 1997, between
               Pioneer and Pioneer Natural Resources (Canada) Ltd. ("Pioneer
               Canada").

 2.4*          Voting and Exchange Trust Agreement, dated as of December 18,
               1997, among Pioneer, Pioneer Canada and Montreal Trust
               Company of Canada, as Trustee.

 2.5           Amended and Restated Shareholders Agreement, dated as of
               September 3, 1997, by and among Pioneer and Guy J. Turcotte
               (incorporated by reference to Exhibit 2.6 to Pioneer's
               Registration Statement on Form S-3, Registration No. 333-20483 filed with the SEC on December 15, 1997).

 2.6 Shareholders Agreement, dated as of September 3, 1997, by and among Pioneer, Chauvco, DNR-MESA Holdings, L.P. ("DNR"),
               Scott D. Sheffield and I. Jon Brumley (incorporated by reference to Exhibit 2.3 to Pioneer's Current Report on Form 8-K, File
               No. 001-13245, filed with the SEC on October 2, 1997).

 2.7 Shareholders Agreement, dated as of September 3, 1997, by and among Pioneer, Trimac Corporation and Gendis Inc.
               (incorporated by reference to Exhibit 2.4 to Pioneer's
               Current report on Form 8-K, File No.001-13245, filed with the SEC on October 2, 1997).

 2.8           Amended and Restated Shareholders Agreement, dated as of
               September 3, 1997, by and among the Company and Guy J. Turcotte
               (incorporated by reference to Exhibit 2.6 to the Company's
               Registration Statement on Form S-3, Registration No. 333-42315), filed with the SEC on December 15, 1997).

 3.1           Certificate of Designations of Special Preferred Voting Stock
               (incorporated by reference to Exhibit 3.3 to Pioneer's
               Registration Statement on Form S-3, Registration No. 333-20483, filed with the SEC on December 15, 1997).

 3.2 Terms and Conditions of Exchangeable Shares (incorporated by reference to Annex F to the Definitive Joint Management
               Information Circular and Proxy

              Statement of Pioneer and Chauvco, File No. 001-13245, filed with the SEC on November 17, 1997).

 4.1*         Form of Certificate of Special Preferred Voting Stock.

 4.2*         Form of Certificate of Exchangeable Shares.

10.1* Amended and Restated Credit Facility Agreement (Primary Facility), dated as of December 18, 1997, between Pioneer, as Borrower, and NationsBank of Texas, N.A. as Administrative Agent, CIBC Inc., as Documentation Agent, Morgan Guaranty Trust Company of New York, as Documentation Agent, and The Chase Manhattan Bank, as
              Syndication Agent and the other Co-Agents and Lenders named therein.

10.2* Amended and Restated Credit Facility Agreement (364 Day Facility), dated as of December 18, 1997, between Pioneer, as Borrower, and NationsBank of Texas, N.A. as Administrative Agent, CIBC Inc., as Documentation Agent, Morgan Guaranty Trust Company of New York, as Documentation Agent, and The Chase Manhattan Bank, as
              Syndication Agent; and the other Co-Agents and Lenders named therein.

10.3*         Credit Agreement, dated as of December 18, 1997, among Chauvco,
              Canadian Imperial Bank of Commerce, as Agent, and the other
              Lenders named therein.

10.4          First Supplemental Indenture, dated as of April 15, 1997, among
              Pioneer USA (formerly Mesa Operating Co.), as Issuer, MESA Inc., the subsidiary guarantors named therein, Pioneer, and Harris Trust and Savings Bank, as Trustee, with respect to the 10 5/8% Senior
              Subordinated Notes Due 2006 (incorporated by reference to Exhibit
              10.5 to Pioneer's Registration Statement on Form S-3, Registration
              No. 333-39381, filed with the SEC on November 3, 1997).

10.5          Second Supplemental Indenture, dated as of August 7, 1997, among
              Pioneer USA (formerly Mesa Operating Co.), as Issuer, MESA Inc., the subsidiary guarantors named therein, Pioneer, and Harris Trust and Savings Bank, as Trustee, with respect to the 10 5/8% Senior
              Subordinated Notes Due 2006 (incorporated by reference to
              Exhibit 10.6 to Pioneer's Registration Statement on Form S-3,
              Registration No. 333-39381, filed with the SEC on November 3,
              1997).

10.6* Third Supplemental Indenture, dated as of December 18, 1997, among Pioneer USA, the Subsidiary Guarantors named therein, Pioneer, and Harris Trust and Savings Bank, as Trustee, with respect to the Indenture, dated as of July 2, 1996, as amended, relating to Pioneer USA's 10 5/8% Senior Subordinated Notes due
              2006.

10.7* Fourth Supplemental Indenture, dated as of December 30, 1997, among Pioneer USA, a Delaware corporation, Pioneer, a Delaware corporation, Pioneer NewSubl, Inc., a Texas corporation, and Harris Trust and Savings Bank, an Illinois corporation, as trustee, with respect to the Indenture, dated as of July 2, 1996, as amended, relating to Pioneer USA's 10 5/8% Senior Subordinated
              Notes due 2006.

10.8* Fifth Supplemental Indenture, dated as of December 30, 1997, among Pioneer NewSubl, Inc. (as successor to Pioneer USA), a
              Texas corporation, Pioneer, a Delaware corporation, Pioneer
              DebtCo, Inc., a Texas corporation, and Harris Trust and Savings
              Bank, an Illinois corporation, as trustee, with respect to the Indenture, dated as of July 2, 1996, as amended, relating to Pioneer USA's 10 5/8% Senior Subordinated Notes due 2006.

10.9* Sixth Supplemental Indenture, dated as of December 30, 1997, among Pioneer DebtCo, Inc. (as successor to Pioneer NewSubl,
              Inc.), a Texas corporation, Pioneer, a Delaware corporation, and Harris Trust and Savings Bank, an Illinois corporation, as trustee, with respect to the Indenture, dated as of July 2, 1996, as amended, relating to Pioneer USA's 10 5/8% Senior Subordinated
              Notes due 2006.

 10.10        First Supplemental Indenture, dated as of April 15, 1997, among
              Pioneer USA (formerly Mesa Operating Co.), as Issuer, MESA Inc., the subsidiary guarantors named therein, Pioneer, and Harris Trust and Savings Bank, as Trustee, with respect to the 11 5/8%
              Senior Subordinated Discount Notes Due 2006 (incorporated by reference to Exhibit 10.2 to Pioneer's Registration Statement on
              Form S-3, Registration No. 333-39381, filed with the SEC on
              November 3, 1997).

 10.11        Second Supplemental Indenture, dated as of August 7, 1997, among
              Pioneer USA (formerly Mesa Operating Co.), as Issuer, MESA Inc., the subsidiary guarantors named therein, Pioneer, and Harris Trust and Savings Bank, as Trustee, with respect to the 11 5/8%
              Senior Subordinated Discount Notes Due 2006 (incorporated by reference to Exhibit 10.3 to Pioneer's Registration Statement on
              Form S-3, Registration No. 333-39381, filed with the SEC on
              November 3, 1997).

 10.12* Third Supplemental Indenture, dated as of December 18, 1997, among Pioneer USA, the Subsidiary Guarantors named therein, Pioneer, and Harris Trust and Savings Bank, as Trustee, with respect to the Indenture, dated as of July 2, 1996, as amended, relating to Pioneer USA's 11 5/8% Senior Subordinated Notes due
              2006.


10.13* Fourth Supplemental Indenture, dated as of December 30, 1997, among Pioneer USA (formerly known as Mesa Operating Co.), a
               Delaware corporation, Pioneer, a Delaware corporation, Pioneer NewSub1, Inc., a Texas corporation, and Harris Trust and
               Savings Bank, an Illinois corporation, as Trustee, with respect to the Indenture dated as of July 2, 1996, as amended, relating to Pioneer USA's 11 5/8% Senior Subordinated Discount Notes Due.

10.14* Fifth Supplemental Indenture, dated as of December 30, 1997, among Pioneer NewSub1, Inc. (as successor to Pioneer USA), a
               Texas corporation, Pioneer, a Delaware corporation, Pioneer
               DebtCo, Inc., a Texas corporation, and Harris Trust and Savings
               Bank, an Illinois corporation, as trustee, with respect to the Indenture dated as of July 2, 1996, as amended, relating to Pioneer USA's 11 5/8% Senior Subordinated Discount Notes Due
               2006.

10.15* Sixth Supplemental Indenture, dated as of December 30, 1997, among Pioneer DebtCo, Inc.(as successor to Pioneer NewSub1,
               Inc.), a Texas corporation, Pioneer, a Delaware corporation, and Harris Trust and Savings Bank, an Illinois corporation, as trustee, with respect to the Indenture dated as of July 2, 1996, as amended, relating to Pioneer USA's 11 5/8% Senior Subordinated
               Discount Notes Due 2006.

10.16          First Supplemental Indenture, dated as of August 7, 1997, among
               Parker & Parsley, The Chase Manhattan Bank, as Trustee, and
               Pioneer USA, with respect to the Indenture, dated April 12, 1995, between Pioneer USA (successor to Parker & Parsley
               Petroleum Company), and The Chase Manhattan Bank (National
               Association), as Trustee (incorporated by reference to Exhibit
               10.9 to Pioneer's Registration Statement on Form S-3,
               Registration No. 333-39381, filed with the SEC on November 3,
               1997).


10.17* Second Supplemental Indenture, dated as of December 30, 1997, among Pioneer USA, a Delaware corporation, Pioneer NewSubl, Inc., a
               Texas corporation, and The Chase Manhattan Bank, a New York banking association, as trustee, with respect to the Indenture, dated as of April 12, 1995, as amended, relating to Pioneer USA's
               8 7/8% Senior Notes Due 2005 and 8 1/4% Senior Notes Due 2007.

10.18* Third Supplemental Indenture, dated as of December 30, 1997, among Pioneer NewSubl, Inc. (as successor to Pioneer USA), a
               Texas corporation, Pioneer DebtCo, Inc., a Texas corporation, and
               The Chase Manhattan Bank, a New York banking association, as trustee, with respect to the Indenture, dated as of April 12, 1995, as amended, relating to Pioneer USA's 8 7/8% Senior Notes
               Due 2005 and 8 1/4% Senior Notes Due 2007.

10.19* Fourth Supplemental Indenture, dated as of December 30, 1997, among Pioneer DebtCo, Inc. (as successor to Pioneer NewSubl,
               Inc., as successor to Pioneer USA), a Texas corporation, Pioneer, a Delaware corporation, Pioneer USA, a Delaware corporation, and The Chase Manhattan Bank, a New York banking association, as trustee, with respect to the Indenture, dated as of April 12, 1995, as amended, relating to Pioneer USA's 8 7/8%
               Senior Notes Due 2005 and 8 1/4% Senior Notes Due 2007.


 10.20* Guarantee, dated as of December 30, 1997, by Pioneer USA relating to the $150,000,000 in aggregate principal amount of 8 7/8%
              Senior Notes Due 2005 and $150,000,000 in aggregate principal amount of 8 1/4% Senior Notes Due 2007 issued under the
              Indenture, dated as of April 12, 1995, between Pioneer USA and
              The Chase Manhattan Bank, a New York banking association, as
              Trustee.

 10.21* Note, dated December 22, 1997, between Pioneer, as Borrower, and NationsBank of Texas, N.A., as Lender.

 10.22*       Purchase and Sale Agreement, dated as of October 22, 1997, between
              Cometra Energy, L.P., and Pioneer USA.

 10.23*       Indemnification Agreement, dated as of August 8, 1997, between
              Pioneer and Scott D. Sheffield, together with a schedule identifying substantially identical agreements between Pioneer's other directors and named executive officers identified on
              Schedule I.

 10.24        Gathering Agreement, dated May 29, 1987, between Mesa Operating
              Limited Partnership and Colorado Interstate Gas Company
              (incorporated by reference to Exhibit 10.26 to Pioneer's
              Registration Statement on Form S-3, Registration No. 333-39381, filed with the SEC on November 3, 1997).

 10.25        Amendment to 1990 Gathering Agreement Amendment, dated September
              1, 1997, between Colorado Interstate Gas Company and Pioneer USA
              (incorporated by reference to Exhibit 10.28 to Pioneer's
              Registration Statement on Form S-3, Registration No. 333-39381, filed with the SEC on November 3, 1997).

 10.26        Stock Acquisition Loan Agreement entered into as of June 15,
              1995, between Parker & Parsley Petroleum Company and Scott D.
              Sheffield, together with Schedule I identifying executive officers with substantially identical agreements providing for Parker & Parsley Petroleum Company's loans to such officers in order to acquire shares of Parker & Parsley Petroleum Company's
              Common Stock, par value $0.01 per share (incorporated by reference to Exhibit 10.48 to Pioneer's Amendment No. 1 to
              Registration Statement on Form S-3, Registration No. 333-39381, filed with the SEC on November 3, 1997).


----------------------
* Filed herewith.